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                                                               Exhibit 11.1
                  THE HOME DEPOT, INC. AND SUBSIDIARIES

                         Computation of Earnings
                  Per Common and Common Equivalent Share

                   (In Thousands, Except Per Share Data)


                                 Three Months Ended      Six Months Ended

                              July 28,    July 30,     July 28,     July 30,
                                  1996       1995         1996         1995
Net earnings applicable
to common and common
equivalent shares           $  270,174  $  212,887  $  465,193   $  370,652

Tax effected interest
expense, net of interest
capitalized, attributable
to 4.5% Convertible
Subordinated Notes              ------      ------      ------        2,415
                            $  270,174  $  212,887  $  465,193    $ 373,067


Shares:
  Weighted average number
  of common and common
  equivalent Shares assuming
  average market price         482,446     477,737     481,384     470,499

  Additional shares from
  conversion of 4.5%
  Convertible Subordinated
  Notes                         ------      ------      ------       6,925

                               482,446     477,737     481,384     477,424

Primary earnings per common
and common equivalent share $    0.560  $    0.446  $    0.966   $   0.781

(1)  Common    equivalent   shares   represent   shares    granted    under
     three   stock   option   plans   and  an   employee   stock   purchase
     plan.

(2)  The   Company's   4.5%  Convertible  Subordinated  Notes,   issued   in
     1992,    were    common    stock   equivalents    prior    to    their
     conversion  in  March  1995.   For  the  six  months  ended  July  30,
     1995   the   Notes  were  dilutive  and,  accordingly,  were   assumed
     to be converted as of the beginning of the accounting period for purposes of calculating earnings per share.

(3) Fully diluted earnings per share computations are not presented because the impact of a higher ending market price on weighted average common equivalent shares was not material  for  the  three  month  period  ended  July  30,  1995,  and the  six  month  periods  ended  July 28,  1996  and  July  30,  1995.
     Fully   diluted  earnings  per  share  was  not  calculated  for   the
     three month period ending July 28, 1996, because the ending market price was lower than the average price.

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